UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 4, 2004

GRAMERCY CAPITAL CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

333-114673	06-1722127
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 297-1000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, dated November 4, 2004 (filed with the Securities and Exchange Commission on November 9, 2004, as set forth in the pages attached hereto).

Item 9.01.           Financial Statements And Exhibits

(a) and (b) Financial Statements of Properties Underlying Investments which were made and Pro Forma Financial Information

2

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Condensed Consolidated Balance Sheet (Unaudited) as of September 30, 2004	F2

Pro Forma Condensed Consolidated Income Statement (Unaudited) for the period from April 12, 2004 (formation) through September 30, 2004	F3

Notes to Pro Forma Financial Statements	F4

CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Auditors	F5

Balance Sheet of Courtland Hotel, L.L.C. (Unaudited) as of September 30, 2004 and the year ended December 31, 2003	F6

Statement of Operations of Courtland Hotel, L.L.C. for the nine months ended September 30, 2004 (Unaudited) and the year ended December 31, 2003	F7

Statement of Changes in Members’ Capital of Courtland Hotel, L.L.C. for the nine months ended September 30, 2004 (Unaudited) and the year ended December 31, 2003	F8

Statement of Cash Flows of Courtland Hotel, L.L.C. for the nine months ended September 30, 2004 and the year ended December 31, 2003	F9

Notes to Financial Statements	F10

Report of Independent Registered Public Accounting Firm	F15

Balance Sheet of National Golf Properties LLC & Subsidiaries as of December 31, 2003	F16

Statement of Operations National Golf Properties LLC & Subsidiaries for the period February 6, 2003 (Inception) through December 31, 2003	F18

Statement of Changes in Members’ Capital of National Golf Properties LLC & Subsidiaries for the period February 6, 2003 (Inception) through December 31, 2003	F19

Statement of Cash Flows of National Golf Properties LLC & Subsidiaries for the period February 6, 2003 (Inception) through December 31, 2003	F20

Notes to Financial Statements	F21

Balance Sheet of National Golf Properties LLC & Subsidiaries (Unaudited) as of September 30, 2004	F32

Statement of Operations of National Golf Properties LLC & Subsidiaries for the nine months ended September 30, 2004 (Unaudited)	F34

Statement of Changes in Members’ Capital of National Golf Properties LLC & Subsidiaries for the nine months ended September 30, 2004 (Unaudited)	F35

Statement of Cash Flows of National Golf Properties LLC & Subsidiaries for the nine months ended September 30, 2004	F36

Notes to Financial Statements	F37

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gramercy Capital Corp.

	By:	/s/ Robert R. Foley
Robert R. Foley
Chief Financial Officer

Date: January 18, 2005

4

Gramercy Capital Corp.

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

On November 4, 2004, Gramercy Capital Corp. originated two investments totaling approximately $90.7 million.  The first investment of $48.7 million represents the intermediate tranche of a subordinate participation interest in a loan secured by a first mortgage against a portfolio of 100 owned golf courses and a security interest in the common stock of an affiliated company whose subsidiaries operate 99 of the aforementioned golf courses pursuant to leases as well as operate an additional 136 golf courses pursuant to leases or management contracts with unrelated owners.  The investment has an initial maturity of 15 months and bears interest at a rate of LIBOR plus 550 basis points with a LIBOR floor of 1.55%.

Also on November 4, 2004, Gramercy Capital Corp. closed on a $42 million investment representing a loan secured by a first mortgage against a 760-room, full service hotel in Atlanta, GA.  This loan has an initial maturity of eight months and bears interest at a rate of LIBOR plus 525 basis points per annum with an aggregate floor interest rate of 7.50% per annum.

The unaudited pro forma condensed consolidated financial statements as of September 30, 2004 and for the period from April 12, 2004 (formation) through September 30, 2004 are presented as if these investments had been consummated on April 12, 2004 (formation) and the effect was carried forward through the period.

The pro forma condensed consolidated financial statements do not purport to represent what the Company’s financial position or results of operations would have been assuming these investments had occurred on April 12, 2004 and for the period indicated, nor do they purport to project the Company’s financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated financial statements should be read in conjunction with the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004.

F1

Gramercy Capital Corp.

Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2004

(Unaudited, amounts in thousands)

	Gramercy Capital Corp. Historical	Gramercy Capital Corp. Pro Forma Adjustments		Gramercy Capital Corp. Pro Forma
	(A)

Assets
Cash and cash equivalents	$50,401	$(37,556)		$12,845
Loans and other lending investments, net	122,330	90,654	(B)	212,984
Accrued interest	695	557	(C)	1,252
Deferred costs	1,493	47	(D)	1,540
Other assets	516	(87	)(E)	429
Total assets	175,435	53,615		229,050

Liabilities and stockholders’ equity
Credit facilities	—	52,454	(F)	52,454
Derivative instruments at fair value	24	—		24
Accounts payable and accrued liabilities	1,960	—		1,960
Total liabilities	1,984	52,454		54,438

Commitments and contingencies	—	—		—

Stockholders’ equity
Preferred stock	—	—		—
Common stock	13	—		13
APIC	175,929	—		175,929
Deferred compensation plan	(2,502)	251	(G)	(2,251)
Accumulated other comprehensive loss	—	—		—
Retained earnings	11	910		921
Total stockholders’ equity	173,451	1,161		174,612

Total liabilities and equity	$175,435	$53,615		$229,050

The accompanying notes are an integral part of these pro forma financial statements.

F2

Gramercy Capital Corp.

Pro Forma Condensed Consolidated Income Statement

For the period April 12, 2004 (formation) through September 30, 2004

(Unaudited, and amounts in thousands, except per share data)

	Gramercy Capital Corp. Historical	Gramercy Capital Corp. Pro Forma Adjustments		Gramercy Capital Corp. Pro Forma
	(A)

Revenues
Investment income	$1,227	$3,047	(B)	$4,274
Other income	245	155	(C)	400
Total revenues	1,472	3,202		4,674

Expenses
Interest expense	63	262	(D)	325
Management fees	786	1,407	(E)	2,193
Depreciation and amortization	5	42	(F)	47
Marketing, general and administrative	332	581	(G)	913
Total expenses	1,186	2,292		3,478

Income from continuing operations	286	910		1,196

GKK formation costs	275	—		275

Net income available to common shareholders	$11	$910		$921

Basic earnings per share:
Net income available to common shareholders	$0.00			$0.07
Diluted earnings per share:
Net income available to common shareholders	$0.00			$0.07
Basic weighted average common shares outstanding	13,313			13,313
Diluted weighted average common shares and common share equivalents outstanding	13,321			13,321

The accompanying notes are an integral part of these pro forma financial statements.

F3

Gramercy Capital Corp.

Notes to Pro Forma Condensed Consolidated Balance Sheet

September 30, 2004

(Unaudited, amounts in thousands)

(A)                              To reflect the unaudited condensed balance sheet of Gramercy Capital Corp. at September 30, 2004 as reported on the Company’s Quarterly Report on Form 10-Q.

(B)                                Represents combined purchase price of the Courtland Hotel, L.L.C. and National Golf Properties and Subsidiaries investments.

(C)                                To reflect accrued interest on the National Golf Properties LLC and Subsidiaries investment of $294 and the Courtland Hotel, L.L.C. investment of $245 for the month of September calculated using their respective spreads to the applicable 30-day LIBOR.

(D)                               Represents costs directly related to the acquisition of the two investments.

(E)                                 To reflect additional depreciation of fixed assets and reduction of prepaid assets related to the operation of the Company beginning April 12, 2004.

(F)                                 Represents borrowings against our master repurchase facility to fund investments.

(G)                                To reflect additional amortization of the Company deferred compensation plan from April 12, 2004.

Notes to Pro Forma Condensed Consolidated Income Statement

For the period April 12, 2004 (formation) through September 30, 2004

(Unaudited, and amounts in thousands)

(A)                              To reflect the condensed statement of operations of Gramercy Capital Corp. for the period from April 12, 2004 (formation) through September 30, 2004 as reported on the Company’s Quarterly Report on Form 10-Q.

(B)                                To reflect interest income of $1,568 on the National Golf Properties LLC and Subsidiaries investment calculated using the applicable 30 day LIBOR Rate plus 5.50% and interest income of $1,479 on the Courtland Hotel, L.L.C. investment calculated using the aggregate floor interest rate of 7.50%.

(C)                                To record interest income on our cash balances held in an account bearing interest at 1.40% per annum.

(D)                               Interest expense on the master purchase facility calculated based on the leveraged asset’s respective spread to the applicable 30-day LIBOR.

(E)                                 Management fee is paid to GKK Manager LLC in connection with our management agreement.  Outsourcing and asset servicing are paid to SL Green Realty Corp. based upon our outsourcing and asset servicing agreements.

(F)                                 To reflect depreciation on our fixed assets based on a useful life of 5 years.

(H)                               To reflect expenses related to professional fees, stock-based compensation, insurance and general overhead costs.

F4

Report of Independent Auditors

The Members of Courtland Hotel, L.L.C.

In our opinion, the accompanying balance sheet and the related statement of operations, statement of changes in members’ capital and statement of cash flows present fairly, in all material respects, the financial position of Courtland Hotel, L.L.C. (the “Company”) at December 31, 2003 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As more fully discussed in Note 7 to the financial statements, the Company’s mortgage obligation matures on April 1, 2005. Management is currently seeking to extend the existing loan or refinance the obligation and believes they will be able to do so; however, there can be no assurances that such efforts will ultimately be successful. Should the Company fail to renegotiate/extend the existing loan or otherwise refinance the mortgage, management would need to seek other means to obtain sufficient funds to repay the mortgage obligation. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Pricewaterhouse Coopers LLP

Philadelphia, PA
January 30, 2004, except for Note 5, which is as of June 30, 2004

F5

Courtland Hotel, L.L.C.

Balance Sheet

	As of September 30, 2004	As of December 31, 2003
	(Unaudited)
Assets
Real estate, net	$79,164,293	$74,264,218
Cash	37,803	109,046
Restricted cash	2,239,672	2,437,907
Accounts receivable, net	1,697,460	926,851
Inventories	439,940	386,628
Prepaid expenses and other assets	579,292	408,200
Deferred costs, net	432,089	330,601
Total assets	$84,590,549	$78,863,451
Liabilities and members’ capital
Accounts payable and accrued expenses	$2,247,314	$1,585,690
Advance bookings	980	23,409
Due to affiliates	656,249	422,663
Customer deposits	269,666	171,552
Deferred income	170,000	200,000
Mortgage note payable	42,000,000	45,000,000
Total liabilities	45,344,209	47,403,314
Members’ capital	39,246,340	31,460,137
Total liabilities and members’ capital	$84,590,549	$78,863,451

The accompanying notes are an integral part of these financial statements.

F6

Courtland Hotel, L.L.C.

Statement of Operations

	For the Nine Month Period September 30, 2004	For the Year Ended December 31, 2003
	(Unaudited)
Revenues
Hotel operations	$17,451,859	$21,564,800
Parking operations	210,802	313,641
Other	524,601	885,686
Total revenues	18,187,262	22,764,127
Expenses
Hotel operations	15,847,264	20,090,799
Real estate taxes	647,789	654,045
Depreciation	2,424,937	3,233,247
Amortization	16,261	26,229
Interest	2,890,096	3,857,283
Total expenses	21,826,347	27,861,603
Net loss	$(3,639,085)	$(5,097,476)

The accompanying notes are an integral part of these financial statements.

F7

Courtland Hotel, L.L.C.

Statement of Changes in Members’ Capital

Members’ capital balance, January 1, 2003	$33,583,970
Capital contributions from members	2,973,643
Net loss	(5,097,476)
Members’ capital balance, December 31, 2003	31,460,137
Capital contributions from members (unaudited)	11,425,288
Net loss (unaudited)	(3,639,085)
Members’ capital balance, September 30, 2004 (unaudited)	$39,246,340

The accompanying notes are an integral part of these financial statements.

F8

Courtland Hotel, L.L.C.

Statement of Cash Flows

	For the Nine Month Period September 30, 2004	For the Year Ended December 31, 2003
	(Unaudited)
Cash flows from operating activities
Net loss	$(3,639,085)	$(5,097,476)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	2,424,937	3,233,247
Amortization	16,261	26,229
Amortization of deferred financing costs	382,875	435,333
Increase (decrease) in allowance for doubtful accounts	29,825	(65,666)
Changes in assets and liabilities
(Increase) decrease in accounts receivable	(800,434)	207,340
(Increase) decrease in inventories	(53,312)	9,017
Increase in prepaid expenses and other assets	(171,092)	(191,979)
Increase (decrease) in accounts payable and accrued expenses	661,624	(369,816)
Increase (decrease) in customer deposits	98,114	(33,381)
(Decrease) increase in deferred revenue	(52,429)	190,682
Increase (decrease) in amounts due to affiliates	233,586	(240,540)
Net cash used in operating activities	(869,130)	(1,897,010)
Cash flows used in investing activities
Capital expenditures	(7,325,012)	(2,061,620)
Cash flows used in financing activities
Decrease in restricted cash	198,235	1,043,306
Payment of deferred financing costs	(500,624)	—
Principal repayments on mortgage notes payable	(3,000,000)	—
Capital contributions from Members	11,425,288	2,973,643
Net cash provided by financing activities	8,122,899	4,016,949
(Decrease) increase in cash	(71,243)	58,319
Cash and cash equivalents
Beginning of period	109,046	50,727
End of period	$37,803	$109,046
Supplemental disclosures of cash flow information
Cash paid during the period for interest	$2,534,963	$3,424,335

The accompanying notes are an integral part of these financial statements.

F9

Courtland Hotel, L.L.C.

Notes to Financial Statements

1.                                      Organization and Operations

Courtland Hotel L.L.C. (the “Company”) is a Delaware Limited Liability Company formed on May 14, 1998 to acquire, own, renovate, develop and operate The Sheraton Hotel, a 765 room hotel located in Atlanta, Georgia.

2.                                      Summary of Significant Accounting Policies

Real Estate

Property and equipment are recorded at cost. The cost of major additions and betterments are capitalized; maintenance and repairs, which do not improve or extend the life of the respective assets, are charged to operations as incurred. When property is retired or otherwise disposed of, the cost of the property and the related accumulated depreciation are removed from the accounts and any resulting gains or losses are reflected in income for the period.

Depreciation is computed using the estimated useful lives of the assets. For buildings and improvements, depreciation is computed on the straight-line basis over 39 years. Depreciation of furniture, fixtures and equipment is computed over a 3-7 year period.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments having initial maturities of three months or less.

Restricted Cash

The Company has entered into a Cash Management Agreement with its first mortgage lender. Pursuant to this agreement, a substantial portion of the Company’s funds are deposited into accounts maintained in trust for the benefit of the first mortgage lender, and are pledged as additional security for the mortgage loan. Amounts deposited in these trust accounts are separately stated on the accompanying balance sheet as Restricted Cash.

The cash balances in the restricted account are as follows:

	As of September 30, 2004	As of December 31, 2003
	(Unaudited)

Rent	$2,035	$5,000
Insurance	70,904	92,000
Capital expenditures	354,295	200,000
Debt service	264,750	293,000
Real estate taxes	302,164	295,000
Surplus	1,245,524	1,552,907
	$2,239,672	$2,437,907

F10

Accounts receivable are shown net of an allowance for doubtful accounts of $114,159 and $84,334 for the nine-month period ended September 30, 2004 (unaudited) and the year ended December 31, 2003, respectively.

Inventories

Inventories consisting of food, beverage, operating supplies and retail merchandise restated at the lower of cost or market and are determined using the first-in, first-out method.

Deferred Costs

Deferred costs are amortized over the following periods:

Period of Amortization
Deferred loan costs	Term of the loan
Franchise fee	Term of the agreement

Deferred costs are shown net of accumulated amortization of $303,983 and $811,791 for the nine-month period ended September 30, 2004 (unaudited) and the year ended December 31, 2003, respectively. Amortization expense for franchise fees was $16,261 and $26,229 for the nine-month period ended September 30, 2004 (unaudited) and the year ended December 31, 2003, respectively. Amortization expense for deferred loan costs was included within Interest expense on the Statement of Operations and was $399,136 and $435,333 for the nine-month period ended September 30, 2004 (unaudited) and the year ended December 31, 2003, respectively.

Deferred Income

The Company entered into a contract with a Parking management company to manage its parking garage for the period January 2004 through December 2008. The Company received $200,000, which has been treated as deferred income. The proceeds are to be used by the Company for improvements to the parking garage and its facilities. The Parking Manager will receive 10% management fee on the net income of the garage and the company will pay all of the expenses of the manager relating to the parking garage.

Income Taxes

The Company has elected to be treated as a partnership for federal tax purposes and is therefore not taxed directly. The taxable income or loss of the Company is included in the income tax returns of the Members; accordingly, no provision for income tax expense or benefit is reflected in the accompanying financial statements.

The Company’s tax returns and the amount of allocable profits or losses are subject to examination by federal and state taxing authorities. The tax liability of the Members could be modified if such an examination resulted in changes to the Company’s profits or losses.

Credit Risk

In the normal course of business, the Company grants credit to hotel customers who are primarily tourists, business or association groups or corporate travelers. The Company primarily invests its excess cash at federally insured commercial banks or brokerage houses in interest-bearing instruments. Cash available in these accounts may, at times, exceed FDIC insurance limits.

F11

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.                                      Real Estate

Real estate is comprised of the following:

	As of September 30, 2004	As of December 31, 2003
	(Unaudited)

Land	$11,234,881	$11,234,881
Buildings	74,217,250	66,869,165
Furniture, fixtures and equipment	13,535,849	12,866,774
Construction in progress	—	692,150
	98,987,980	91,662,970
Less: Accumulated depreciation	(19,823,687)	(17,398,752)
Real Estate, net	$79,164,293	$74,264,218

4.                                      Related Parties

The Company has engaged an affiliate of the Operating Manager (the “Management Affiliate”) to perform property management and other services for the Company. Pursuant to the management agreement between the parties, the Management Affiliate receives a base annual management fee of 2% of gross operating revenues of the Company, as defined in the agreement. For the nine-month period ended September 30, 2004 (unaudited) and the year ended December 31, 2003, $363,196 and $425,931, respectively, of management fees have been charged to expense.

In addition, the Management Affiliate charges construction management fees of 5% of the cost of building improvements, capital improvements or repairs. By agreement between the Company and the Management Affiliate, the construction management fee for the initial redevelopment of The Sheraton Hotel was set at 5% of the first $10,000,000 of construction costs and 3% of the construction costs in excess of $10,000,000. Construction costs specifically exclude the cost of furniture, fixtures and equipment. Construction management fees are included in buildings in the accompanying balance sheet and depreciated in accordance with the method described in Note 2. For the nine month period ended September 30, 2004 (unaudited) and the year ended December 31, 2003, approximately $149,000 and $0, respectively, of construction management fees were

F12

charged. There were no hotel and construction management fees due to the management affiliate at September 30, 2004 (unaudited) and the year ended December 31, 2003. In addition to the management fee paid to the Management Affiliate, the Company reimbursed the Management Affiliate for certain expenses incurred in carrying out its obligations under the management agreement. Such amounts totaled approximately $37,000 and $55,000 for the nine-month period ended September 30, 2004 (unaudited) and the year ended December 31, 2003, respectively. As of September 30, 2004 (unaudited) and December 31, 2003, the Due to Affiliates balance was comprised of monthly management fees, direct payroll expenses, and other operating expenses paid by the Management Affiliate on behalf of the Company.

5.                                      Mortgage Note Payable

The Company had a $45.0 million loan, which was nonrecourse to the Members and was collateralized by a first mortgage on the Company’s real property and substantially all of the Company’s other assets. The loan had an initial maturity date of June 30, 2004. No principal payments were due before maturity. Interest on the loan was payable monthly in arrears and accrued interest at the 30-day LIBOR plus 5.25% per annum with an aggregate floor interest rate of 7.5% per annum.

On June 30, 2004, the Company exercised an option to extend the maturity date of the loan to April 1, 2005. As a result of the extension, the Company was required to make a principal repayment of $3.0 million and pay a nonrefundable extension fee of $420,000. In addition, certain affiliates of the Members have entered into a Guaranty Agreement with the lender, whereby the guarantors have guaranteed, on a several basis, monthly interest payments due under the loan agreement, with a maximum guarantee of $10.0 million. During the extension period, the loan will continue to bear interest at the 30-day LIBOR plus 5.25% per annum with an aggregate floor interest rate of 7.5% per annum. As of September 30, 2004 (unaudited), the interest rate floor of 7.5% per annum was in effect. All other terms of the loan remain unchanged as a result of the extension.

The loan can be prepaid prior to its extended maturity subject to a prepayment penalty calculated upon yield to maturity.

6.                                      Commitments and Contingencies

The Company operates its hotel as a Sheraton Hotel pursuant to a License Agreement (“Agreement”) entered into in July 1998, but which commenced in March 1999 after completion of the hotel renovation. The Agreement has a term of ten years and generally provides that the Company have access to the Sheraton Hotel System, which includes the Sheraton logo, a computerized reservation system, advertising and marketing programs, training programs and material and system standards. During the term of the License Agreement, the licensor may require the Company to make renovations under the same standards applicable to other hotels of the same category in the system. On a monthly basis, the Company currently pays the licensor a franchise fee equal to 4% of the gross room sales, a marketing fee equal to 1% of gross room sales as well as certain reservation charges. The Agreement can be terminated at any time subject to a termination fee as

F13

described in the Agreement. The total amount charged to expense pursuant to the terms of the Agreement was $631,405 and $729,795 for the nine-month period ended September 30, 2004 (unaudited) and the year ended December 31, 2003.

The Company from time to time is a defendant in litigation arising in the normal course of business. Management does not believe the outcome of such litigation will have a material adverse effect on the financial position or results of operations of the Company.

7.                                      Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company’s primary Mortgage Note Payable is currently due and payable at the expiration of the current term on April 1, 2005. Management is currently negotiating with the existing lender to extend the term of the loan or alternatively Management will seek to refinance the obligation and believes they will be able to do so. However, there can be no assurances that such efforts will ultimately be successful. Should the Company fail to renegotiate/extend or refinance the Mortgage Note, Management would need to seek other means to obtain sufficient funds to repay the Mortgage obligation or go into default. These uncertainties raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F14

INDEPENDENT AUDITORS’ REPORT

Board of Representatives
National Golf Properties LLC

We have audited the accompanying consolidated balance sheet of National Golf Properties LLC and Subsidiaries (the ”Company”) as of December 31, 2003, and the related consolidated statements of operations, members’ equity and cash flows for the period February 6, 2003 (inception) through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2003, and the results of its operations and cash flows for the period February 6, 2003 (inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3 to the consolidated financial statements, the Company applied the provisions of Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets.”

/s/ Deloitte & Touche LLP

Los Angeles, CA
April 9, 2004, except for Notes 3 and 12, as to which the date is January 17, 2005

F15

National Golf Properties LLC and Subsidiaries

Consolidated Balance Sheet

December 31, 2003

(In thousands)

Assets

Current assets
Cash and cash equivalents	$8,250
Receivables from affiliates – net (Note 10)	29,702
Contract advantage	14,387
Other assets	3,018
Assets held for sale – net (Note 3)	154,720

Total current assets	210,077

Property and equipment
Land	118,450
Buildings	96,824
Ground improvements	213,491
Furniture, fixtures and equipment	4,476
Construction in process	15,387
Accumulated depreciation	(9,301)

Total property and equipment – net	439,327

Deposits and other assets	1,660
Restricted cash	6,071
Mortgage notes receivable (Note 4)	16,535
Investment in joint venture (Note 5)	6,382
Deferred loan costs	2,713
Contract advantage, net of accumulated amortization of $15,941	93,816

Total deposits and other assets	127,177

Total	$776,581

(Continued)

F16

National Golf Properties LLC and Subsidiaries

Consolidated Balance Sheet

December 31, 2003

(In thousands)

Liabilities and Members’ Equity

Current liabilities
Notes payable – current portion (Note 6)	$312
Accounts payable and accrued expenses	4,125
Other liabilities	293
Deferred revenue	8,714
Contract disadvantage	936

Total current liabilities	14,380

Notes payable – long-term portion (Note 6)	630,097

Contract disadvantage, net of accumulated amortization of $836	6,030

Total liabilities	650,507

Commitments and contingencies (Notes 6 and 7)

Members’ equity	126,074

Total	$776,581

See accompanying notes to consolidated financial statements.	(Concluded)

F17

National Golf Properties LLC and Subsidiaries

Consolidated Statement of Operations

Period of February 6, 2003 (Inception) through December 31, 2003

(In thousands)

Revenues
Rent from affiliate	$54,455
Rent	669

Total revenues	55,124

Expenses
General and administrative	4,054
Depreciation expense	7,246
Management fee expense	1,434
Operating expenses	350

Total expenses	13,084

Operating income	42,040

Other income (expense)
Equity in income from joint venture	515
Interest income	1,238
Interest expense	(36,779)
Other income	2,275

Income from continuing operations	9,289

Discontinued operations – income from discontinued operations, net of loss on disposal of $1,820	10,070

Net income	$19,359

See accompanying notes to consolidated financial statements.

F18

National Golf Properties LLC and Subsidiaries

Consolidated Statement of Members’ Equity

Period of February 6, 2003 (Inception) through December 31, 2003

(In thousands)

Balance – February 6, 2003 (inception)	$130,024

Cash distribution	(23,309)

Net income	19,359

Balance – December 31, 2003	$126,074

See accompanying notes to consolidated financial statements.

F19

National Golf Properties LLC and Subsidiaries

Consolidated Statement of Cash Flows

Period of February 6, 2003 (Inception) through December 31, 2003

(In thousands)

Cash flows from operating activities:
Net income	$19,359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	10,809
Amortization of deferred loan costs	4,615
Amortization of contract advantage (disadvantage) – net	19,087
Loss on sale of property and equipment	1,824
Gain on sale of marketable securities	(8)
Impairment of assets held for sale	8,015
Equity in income of joint venture	(507)
Minority interest	(1,890)
Changes in operating assets and liabilities:
Receivables (payables) from (to) affiliates – net	(28,211)
Decrease in other assets	6,387
Decrease in accounts payable and accrued expenses	(14,271)
Increase in other liabilities	2,342

Net cash provided by operating activities	27,551

Cash flows from investing activities:
Proceeds from sales of marketable securities	27
Purchase of property and equipment	(16,151)
Proceeds from the sale of property and equipment	30,430
Distribution from investment in joint venture	824

Net cash provided by investing activities	15,130

Cash flows from financing activities:
Principal payments on note payable	(25,578)
Costs of obtaining financing	(78)
Decrease in restricted cash	493
Distributions paid	(23,309)

Net cash used in financing activities	(48,472)

Decrease in cash and cash equivalents	(5,791)

Cash and cash equivalents–Beginning of period	14,041

Cash and cash equivalents–End of period	$8,250

See accompanying notes to consolidated financial statements.

F20

National Golf Properties LLC and Subsidiaries

Notes to Consolidated Financial Statements

Period of February 6, 2003 (Inception) through December 31, 2003

1.                                      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization—The consolidated financial statements include the accounts of National Golf Properties LLC (“NGP “), a Delaware limited liability company and its wholly owned subsidiaries (collectively, the “Company”), which include National Golf Operating Partnership, L.P. (the “Operating Partnership”), a Delaware limited partnership, NGP Realty Sub GP, LLC (“Realty GP”), a Delaware limited liability company, NGP Realty Holdings, LLC (“Holdings”), a Delaware limited liability company and NGP Realty Sub, L.P. (“Realty LP”), a Delaware limited partnership. The Company owns golf courses located throughout the United States. At December 31, 2003, the Company leased all but one of its golf courses to American Golf Corporation (“AGC”) pursuant to long-term triple net leases (the “Leases”).

On February 6, 2003, the Company was acquired by an investor group (“Investors”) comprised primarily of Goldman Sachs’ GS Capital Partners 2000, L.P., Goldman Sachs’ Whitehall Street Global Real Estate Limited Partnership 2001 and Starwood Capital Group’s SOF-VI U.S. Holdings, L.L.C. (the “NGP Transaction”).

As a result of the NGP Transaction, assets and liabilities of the Company were recorded at their fair market value as of February 6, 2003.

Principles of Consolidation—All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

Cash Equivalents—The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Restricted Cash—Restricted cash consists of cash held as collateral to provide cash reserves for property taxes and environmental insurance.

Concentration of Credit Risk—The Company’s portfolio of 104 golf course properties consists of one participating mortgage loan, which is collateralized by a mortgage on the golf course property, and ownership interests in 103 golf course properties, including one golf course property owned by Pumpkin Ridge Joint Venture (“Pumpkin Ridge”), in 21 U.S. states and two countries (collectively, the “Golf Courses”).

Concentration of credit risk with respect to the Golf Courses is limited due to the geographic diversification among 21 U.S. states and two countries. The distribution of the golf course properties reflects the Company’s belief that geographic diversification helps insulate the portfolio from regional economic and climatic influences.

Rent revenues from one major lessee, AGC amounted to approximately 99% of total rent revenues for the period February 6, 2003 (inception) to December 31, 2003.

The Company has cash in financial institutions which is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per institution. At December 31, 2003, the Company had cash accounts in excess of FDIC insured limits.

F21

Deferred Charges—Deferred charges include deferred loan fees. Such costs are amortized on a straight-line basis over the term of the respective loan.

Property—Properties are stated at cost less accumulated depreciation. Costs incurred for the acquisition, renovation and betterment of the properties are capitalized. Recurring maintenance and repairs are charged to expense as incurred.

Interest costs incurred with respect to qualified expenditures relating to the construction of assets are capitalized during the construction period. Interest capitalized during the period from February 6, 2003 (inception) to December 31, 2003 amounted to $243,000. Cash paid for interest, net of capitalized interest costs, was $30.5 million for the period February 6, 2003 (inception) to December 31, 2003.

The Company regularly reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the sum of expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss equal to the difference between the estimated fair value and the carrying amount. The Company did not recognize impairment losses in the net carrying values of property held for use for the period from February 6, 2003 (inception) to December 31, 2003.

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 years
Ground improvements	20 years
Furniture, fixtures & equipment	3 to 10 years

The Leases provide that at the end or termination of the existing Leases, all improvements and fixtures placed on the rental property become the property of the Company.

Property Held for Sale—Properties actively marketed for sale are classified as held for sale. Property held for sale is carried at the lower of cost or estimated fair market value less estimated costs to sell or net realizable value. The net realizable value of rental property held for sale is determined by considering factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other economic factors. The Company may recognize an impairment loss if the net realizable value is less than the current carrying value of the property at the time it is classified as held for sale. Such a loss would be determined as the difference between the carrying value, including any allocated goodwill and the net realizable value of the property, with the carrying value of the intangible asset reduced first. Depreciation is not recognized on properties classified as held for sale. For the period February 6, 2003 (inception) to December 31, 2003, the Company recorded approximately $7.1 million of impairment losses on long-lived assets.

Income Taxes—Under current federal and state laws, limited liability companies are generally not subject to income taxes; therefore, no provision has been made for such taxes in the accompanying financial statements. For income tax purposes, profit or loss is includable in the tax returns of the members.

The income or loss of the Company flows through to the members, who are responsible for including their share of the taxable results of operations on their respective tax returns. Certain entities comprising the Company are taxable for state or United Kingdom tax purposes. The effect is not significant to the financial statements.

F22

Other Intangible Assets (Liabilities)—The Company recorded other identifiable intangible assets in conjunction with the NGP Transaction. These identifiable intangibles consist of contract advantages (disadvantages), which are more fully described below. The Company accounts for these assets/liabilities in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets. The Company tests other intangible assets/liabilities for impairment at the reporting unit level on an annual basis or more frequently if an event occurs or circumstances change that could more likely than not reduce the fair value of a reporting unit below its carrying amount. The impairment test consists of comparing the fair value for a reporting unit with its carrying amount and other intangible assets/liabilities and, if the carrying amount of the reporting unit exceeds its fair value, comparing the implied fair value of other intangible assets/liabilities with its carrying amount. An impairment loss would be recognized for the carrying amount of other intangible assets/liabilities in excess of its implied fair value.

Contract Advantage (Disadvantage)—A contract advantage (disadvantage) exists to the Company when it receives a contracted rent that is above (below) current market rents at the time the contract is acquired. The value of a contract advantage (disadvantage) is calculated based on the differential between market and contracted rent, which is tax effected and discounted to present value based on an after-tax discount rate corresponding to each golf course.

Revenue Recognition—The Company recognizes rental revenue on an accrual basis over the terms of the Leases. In addition, for Leases with fixed increases in rent, the total rent revenue over the lease period is recognized on a straight-line basis.

Accounting for Contingent Rent—The recognition of contingent rental income is deferred until specified targets that trigger the contingent rent are achieved.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments—To meet the reporting requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the Company calculates the fair value of the financial instruments and includes this additional information in the notes to the consolidated financial statements when the fair value is materially different from the carrying value of those financial instruments. When the fair value reasonably approximates the carrying value, no additional disclosure is made. The Company uses quoted market prices, when available, or discounted cash flows to calculate these fair values.

New Accounting Pronouncements—In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. (“FIN”) 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51. FIN 46 requires that variable interest entities be consolidated by a Company if that Company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. FIN 46 also requires disclosures about variable interest entities that

F23

companies are not required to consolidate but in which a Company has a significant variable interest. The consolidation requirements of FIN 46 apply to variable interest entities created after January 31, 2003. The consolidation requirements apply to entities established prior to January 31, 2003 in the first fiscal year or interim period beginning after June 15, 2004. The adoption of this statement did not have a material impact on the Company’s financial position or results of operations.

In April 2003, FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 149 is effective for contracts entered into or modified after September 30, 2003, and for hedging relationships designated after September 30, 2003. The adoption of this Statement did not have a material impact on the Company’s results of operations or financial position.

In February 2003, the Company purchased an interest rate cap for $2.85 million to protect against an increase in the 30-day LIBOR rate on a $650 million variable rate loan the Company also obtained in February 2003. The interest rate cap is for a term of three years and protects the Company on a specific portion of the loan, which decreases over the term of the cap, on any increase in the interest rate above 5% per annum. SFAS 149 requires the Company to record the interest rate cap on the balance sheet at fair value and to record changes in the fair value of the interest rate cap in the statement of operations. Based on the fair value of the interest cap as of December 31, 2003, the Company recorded a decrease in net income of $2.4 million in the statement of operations for the period February 6, 2003 (inception) to December 31, 2003.

In May 2003, FASB issued SFAS No. 150, Accounting for Certain Instruments with Characteristics of Both Liabilities and Equity, which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope, which may have previously been reported as equity, as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this statement did not have a material impact on the Company’s financial position or results of operations.

Reclassifications—Certain balances on the accompanying consolidated statement of operations have been reclassified to reflect classifications made in assets held for sale through September 30, 2004 (see Note 3).

2.                                      PROPERTY SALES

During the period February 6, 2003 (inception) to December 31, 2003, the Company sold nine golf course properties, described below, for a gross sales price of approximately $31.6 million. The Company received net cash proceeds of approximately $5.3 million.

Sale Date	Course Name	Location

02/27/03	Sumerfield Crossing Golf Club	Riverview, Florida
04/09/03	Eagle Crest Golf Club	Escondido, California
04/22/03	The Trails	Norman, Oklahoma
07/15/03	Hidden Hills Country Club	Stone Mountain, Georgia
07/29/03	Canoa Hill Golf Course	Green Valley, Arizona
10/31/03	Diamond Oaks Country Club	Fort Worth, Texas
10/31/03	Riverside Golf Course	Grand Prairie, Texas
10/31/03	Woodhaven Golf Course	Fort Worth, Texas
12/31/03	Golden Oaks Golf Course	Fleetwood, Pennsylvania

F24

3.                                      ASSETS HELD FOR SALE

As of December 31, 2003, 21 properties were classified as held for sale. The Company recognized impairment losses of approximately $7.1 million in the net carrying values of five properties held for sale during the period of February 6, 2003 (inception) to December 31, 2003. Rental income recognized on the 21 golf course properties held for sale was approximately $17.5 million for the period February 6, 2003 (inception) to December 31, 2003.

The carrying value of assets held for sale at December 31, 2003 is as follows (in thousands):

Assets held for sale:
Investment in real estate:
Land	$29,038
Buildings	26,746
Ground improvements	49,343
Furniture, fixtures and equipment	1,810
Construction in process	4,496
Accumulated depreciation	(1,222)

Investments in real estate—net	110,211

Contract advantage, net of accumulated amortization of $3,760	43,957

Deposits and other assets	552

Total assets held for sale	$154,720

The following table summarizes the income and expense components that comprise discontinued operations for the period February 6, 2003 (inception) through December 31, 2003 (in thousands):

Revenues	$22,555

Expenses:
Depreciation	3,563
Impairment of assets	7,102

Total expenses	10,665

Income from discontinued operations	11,890

Loss on disposition of discontinued operations	(1,820)

Net income from discontinued operations	$10,070

The income and expense components that comprise discontinued operations have been reclassified to reflect classifications made in assets held for sale through September 30, 2004.

4.                                      MORTGAGE NOTES RECEIVABLE

At December 31, 2003, the Company held collateralized mortgage notes receivable of approximately $16.5 million. The interest rate for the mortgage notes receivable was 9.7% at December 31, 2003. The mortgage notes require interest-only monthly payments and matures on September 1, 2013. Interest recognized for the period February 6, 2003 (inception) to December 31, 2003 totaled approximately $873,000.

5.                                      INVESTMENT IN JOINT VENTURE

On September 8, 1997, the Operating Partnership acquired a 50% general partner interest in Pumpkin Ridge. Pumpkin Ridge owns one golf course property consisting of two 18 hole golf courses in Cornelius, Oregon. This property is leased to

F25

AGC pursuant to a long-term triple net lease. The Company accounts for its investment in Pumpkin Ridge under the equity method of accounting.

6.                                      NOTES PAYABLE

Notes payable consist of the following (in thousands):

Type of Collateral	Interest Rate	Interest Payment	December 31, 2003	Maturity

Collateralized note	5.55%	Monthly	$624,632	2/2006
Uncollateralized note—term note	10.05%	Monthly	5,477	8/2014
Uncollateralized note—term note	5.78%	Monthly	200	Contingent
Uncollateralized note—term note	—	—	100	9/2002

			$630,409

On February 6, 2003, Realty LP entered into a $650 million mortgage loan with GMAC Commercial Mortgage Corporation (the “GMAC Loan”). Such loan is encumbered by certain assets owned by the Company and bears an interest rate that is the greater of 30-day LIBOR or 1.55% plus 400 basis points. The interest rate at December 31, 2003 was 5.55%.  A predetermined principal amount per asset is paid upon the sale of any assets encumbered by the loan.  As of December 31, 2003, approximately $25.4 million in principal payments have been made.

The Company is obligated under a $6.8 million note with the City of Escondido issued in December 1993 that matures in September 2014, the proceeds from which were used to fund construction of a golf course and related facilities.

The Company is also obligated under a $200,000 note with the City of Escondido issued in December of 1993.  The principal amount of the note is payable in five equal installments of $40,000 each upon reaching the “Achievement Date”, which is the date on which the previous 36 month period equals or exceeds 240,000 rounds of golf played on the property.  As of December 31, 2003, 240,000 rounds of golf have not been achieved within an applicable 36 month period.

The following is a schedule of maturities on notes payable for the next five years ending December 31 and in total thereafter (in thousands):

Years Ending December 31

2004	$312
2005	357
2006	625,020
2007	421
2008	459
Thereafter	3,840

630,409
Less current portion	(312)
$630,097

The above schedule is based on contractual payments.

The note agreements contain, among other things, covenants restricting the sale of property and certain reporting requirements. The Company was compliant with all covenants as of December 31, 2003.

F26

7.                                      COMMITMENTS AND CONTINGENCIES

The Company may be required under the Leases and the GMAC Loan to pay for various remaining capital improvements totaling approximately $35 million, all of which are expected to be paid by the end of 2004.

In addition, the Company leases the land associated with Bear Creek Golf World from a local municipality pursuant to a ground lease. At December 31, 2003, there was a net book value of approximately $4.7 million of improvements at this property included in buildings, ground improvements and furniture, fixtures and equipment on the consolidated balance sheet. At the termination of the lease in June 2022, all fixed improvements are surrendered to the local municipality. Under the terms of the ground lease, the Company remits a percentage of the green fees and net profits from the sale of food and beverages to the local municipality. For the period February 6, 2003 (inception) to December 31, 2003, ground lease expense was approximately $239,000.

Also, the Company leases the land associated with The Vineyard at Escondido Golf Club pursuant to a long-term ground lease which expires in 2025. AGC, as the lessee under the Leases, is required to make all ground lease payments. The Company would be required to make the payments if AGC should become unable to make the payments related to the ground lease. Estimated future minimum lease payments total $5.4 million.

The Company has continuing litigation matters and other contingencies incurred in the ordinary course of business and has recorded allowances for the payment of these contingencies when such amounts are probable and can be estimated. Where no allowance has been recorded, the Company does not consider the contingencies material to its consolidated financial position, results of operations or cash flows.

As of December 31, 2003, there are five lawsuits filed in federal and state courts against NGP, its directors and certain of its officers. Originally, there were thirteen separate matters; eleven of those lawsuits have been consolidated into three sets of consolidated cases. Of the original thirteen cases, AGC was named as a defendant in only three cases that challenged the proposed business combination with NGP. After the consolidations, AGC is named as a defendant in all three consolidated actions.

The three sets of consolidated cases are identified as the following: (1) “Merger Cases”, pending in Los Angeles Superior Court, and are captioned as In re NGP Shareholders Litigation. This group purports to be a class action, filed on behalf of NGP shareholders for injunctive relief arising out of the proposed merger. In addition, another class action was filed in March 2003 on behalf of NGP shareholders in the Los Angeles Superior Court, but was never consolidated with the other state course merger cases; (2) “Pre-Merger Cases”, also pending in Los Angeles Superior Court. This group seeks damages derivatively on behalf of NGP; and (3) “Federal Securities Actions”, which are captioned as In re NGP Securities Litigation. This group alleges violations of the Federal Securities laws in connection with the secondary offering of NGP common stock, as well as other alleged acts and omissions of NGP, AGC and David Price. Finally, there are two other individual Federal Derivative actions. In these actions, the plaintiffs variously seek damages, the imposition of a constructive trust, injunctive relief, interest, attorneys’ fees, expert’s fees and costs.

With respect to the Merger Cases, the parties have reached a settlement that includes partial reimbursement of plaintiff’s legal fees, which payment shall be funded by the parties’ insurers. The

F27

settlement of these state cases is conditional upon the court approval of the settlement of the federal class action, In re NGP Securities Litigation.

With respect to the Pre-Merger Cases, a settlement was reached in 2003, which shall be funded by the parties’ insurers.

With respect to the Federal Securities Actions, the parties agreed in March 2004 to settle this class action, which settlement shall be funded by the parties’ insurers. The class action settlement is subject to preliminary approval by the court, notice to class members and opportunity to object to or opt out of the proposed settlement of the state merger cases, In re NGP Shareholders Litigation.

8.                                      PREFERRED UNITS

As of December 31, 2003, the Operating Partnership had issued and outstanding 1.4 million 9.3% Series B Cumulative Redeemable Preferred Units (“Series B Preferred Units”), representing limited partnership interests in the Operating Partnership with a liquidation value of $35 million. The Series B Preferred Units, which may be called by the Operating Partnership at par on or after July 28, 2004, have no stated maturity or mandatory redemption and pay a cumulative, quarterly dividend at an annualized rate of 9.3%.

As of December 31, 2003, the Operating Partnership had issued and outstanding 1.292 million 9.3% Series A Cumulative Redeemable Preferred Units (“Series A Preferred Units”) (collectively, with Series B Preferred Units, “Preferred Units”), representing a limited partnership interest in the Operating Partnership with a liquidation value of $65 million. The Series A Preferred Units, which may be called by the Operating Partnership at par on or after March 4, 2003, have no stated maturity or mandatory redemption and pay a cumulative, quarterly dividend at an annualized rate of 9.3%.

9.                                      LEASE RENTAL AGREEMENTS

Future base rents to be received by the Company under the Leases for the next five years ending December 31 and in total thereafter are as follows (in thousands):

Year Ending December 31

2004	$107,019
2005	107,579
2006	107,632
2007	107,683
2008	107,745
Thereafter	463,611

Total	$1,001,269

The base rent for the first year for each golf course under the Leases is initially set at a fixed amount. Thereafter, generally with respect to the certain golf courses acquired in 1993, minimum rent is increased each year by 4% or, if lower, 150% of the annual percentage increase in the Consumer Price Index (“CPI”) (the “Base Rent Escalation”). For these Leases, generally percentage rent is paid to the Company each year in the amount, if any, by which the sum of 35% of Course Revenue in excess of a baseline amount plus 5% of Other Revenue in excess of a baseline amount exceeds the cumulative Base Rent Escalation since the commencement date of such Leases. “Course Revenue” is generally defined in the Leases to include all revenue received

F28

from the operation of the applicable golf course, including revenues from memberships, initiation fees, dues, green fees, guest fees, driving range charges and golf cart rentals, but excluding those revenues described as Other Revenue. “Other Revenue” is generally defined in the Leases to include all revenue received from food and beverage and merchandise sales and other revenue not directly related to golf activities. AGC has options to extend the term of each lease for one to three five-year terms. Generally, for the Leases entered into subsequent to 1993, the rent is based upon the greater of (a) the minimum base rent or (b) a specified percentage of Course Revenue and Other Revenue. The minimum base rent under these Leases is increased for specified years during the Lease term based upon increases in the CPI, provided that each such annual CPI increase shall not exceed 5% percent. Percentage rent income for the period February 6, 2003 (inception) through December 31, 2003 was approximately $1.4 million.

For the leases of the certain golf courses acquired in 1999, the base rent generates an initial return on the Operating Partnership’s investment of 8.75% and will step-up on a sequential basis each year to 9.25%, 9.75%, 10.25%, 10.75%, 11.25%, and finally to 11.75% in 2005. Generally accepted accounting principles (“GAAP”) requires, for leases with fixed increases in rent, the total rent revenue over the lease period to be straight-lined. For the period February 6, 2003 (inception) to December 31, 2003, the straight-lining of rent resulted in additional rent revenue of approximately $1.2 million.

The Company derives substantially all of its lease rental income from AGC. Pursuant to the NGP Transaction, a specified rent equal to 3.5% of gross revenues for substantially all of the golf courses leased to AGC is payable to NGP and is required by the GMAC Loan to be reinvested in the golf courses.

10.                               RELATED PARTY TRANSACTIONS

The Company rents golf and tennis facilities to AGC and related entities in which the Investors have a majority interest. Rent revenue received from AGC was approximately $94.2 million for the period February 6, 2003 (inception) to December 31, 2003.

The Company has a management agreement with AGC in which it receives certain management and administrative services that are required for the ownership and operation of its owned golf courses. The Company recorded approximately $822,000 in management fee expense related to this agreement.

The Company has accumulated costs on the balance sheet relating to construction in process at certain golf and tennis facilities supervised by AGC. On a periodic basis, substantially all of these costs are reimbursed to AGC and related entities. In addition to these costs being reimbursed, the Company recorded construction supervision fee expense from AGC for managing the various capital expenditure projects in the amount of approximately $611,000 for the period February 6, 2003 (inception) to December 31, 2003.

Reimbursable construction costs, management fees and construction supervision fees due to AGC amounted to approximately $1.8 million at December 31, 2003, and are included in “Receivables from affiliates—net” in the consolidated balance sheet.

As of December 31, 2003, AGC owed the Company $30 million in rent, which was incurred prior to the NGP Transaction. The repayment of this liability is conditioned upon certain financial requirements of AGC.  With respect to the period February 6, 2003 (inception) through December 31, 2003, no payment was made or required.  As such, this receivable has been fully reserved as of December 31, 2003.

F29

On September 2, 2003, the Company entered into a promissory note with AGC for certain advances paid by the Company that bears interest at prime plus 1%, or 5.0% at December 31, 2003, and is due on demand. Interest is payable semiannually in arrears each June 30 and December 31 of each year commencing on December 31, 2003. As of December 31, 2003, the Company had paid four advances totaling $30.5 million, on which there was accrued and unpaid interest of approximately $323,000 resulting in a principal balance of $30.8 million and is included in “Receivables from affiliates—net” in the consolidated balance sheet.

11.                               STOCK OPTIONS

During 2003, the Company adopted stock option agreements (the “Agreements”), which grant an executive the right and option to purchase common interest of the Company.  The Company has a fixed price option and two variable options (20% and 30% IRR).

The fixed price option grants the officer the option to purchase all or any part of a 4% percentage interest in the Company.  The variable options grants the officer the option to purchase a 2% percentage interest in the Company and are contingent upon the Company meeting a certain IRR, as defined in the stock option agreements. The purchase price to acquire a 1% interest upon exercise of the stock option agreement shall be adjusted from time to time for items stated in the stock option agreement.

The terms of the stock option agreements are established by the Board of Representatives.  Under the terms of the stock option agreements, the options become exercisable ratably over a vesting period (as defined in the stock option agreements) and shall not be exercisable until such time as each principal investor (as defined in the stock option agreements) has received an IRR (as defined in the stock option agreements) of 12% (“performance condition”).  The stock option agreements shall be exercisable to the extent and in the manner described above for a period of 10 years from the date of grant.

As of December 31, 2003, the Company has recorded no compensation expense, as the exercisability of the stock option agreements is contingent upon a performance condition that has not occurred.

12.                               SUBSEQUENT EVENTS

On January 14, 2004, the Company sold a golf course in Henderson, Nevada, recognizing a gain of approximately $4.2 million, and as a result of the sale, made a $3.3 million principal payment on the GMAC Loan.

On March 30, 2004, the Company sold a golf course in Camarillo, California, recognizing a gain of approximately $3.9 million, and as a result of the sale, made a $11.8 million principal payment on the GMAC Loan.

On November 4, 2004, Gramercy Capital Corp. invested approximately $48.7 million in a subordinate interest in the GMAC Loan held by Realty LP.  Of the $776.6 million in total assets included in the consolidated balance sheet of the Company as of December 31, 2003, approximately $567.5 million of these assets act as collateral for the loan.

On November 16, 2004, the Company sold a golf course in Albuquerque, New Mexico, recognizing a gain of approximately $460,000, and as a result of the sale, made a $2.7 million principal payment on the GMAC Loan.

F30

On November 30, 2004, the Company sold a golf course in Parker, Colorado, recognizing a gain of approximately $3.1 million, and as a result of the sale, made a $6.1 million principal payment on the GMAC Loan.

On December 15, 2004, the Company sold a golf course in Olympia, Washington, recognizing a loss of approximately $26,000, and as a result of the sale, made a $2.6 million principal payment on the GMAC Loan.

On December 23, 2004, the Company sold seven golf courses in the United Kingdom, recognizing a gain of approximately $4.0 million, and as a result of the sale, made a $57.6 million principal payment on the GMAC Loan.

On January 13, 2005, the Company sold a golf course in Surprise, AZ, and as a result of the sale, made a $2.3 million principal payment on the GMAC Loan.  The Company does not expect to recognize a gain on the sale of this property.

******

F31

National Golf Properties LLC and Subsidiaries

Consolidated Balance Sheet

September 30, 2004

(In thousands)

(Unaudited)

Assets

Current assets
Cash and cash equivalents	$10,546
Note receivable from affiliate (Note 10)	74,086
Contract advantage	11,557
Other assets	3,105
Assets held for sale–net (Note 3)	195,579

Total current assets	294,873

Property and equipment
Land	106,579
Buildings	87,809
Ground improvements	187,336
Furniture, fixtures and equipment	4,599
Construction in process	15,886
Accumulated depreciation	(19,923)

Total property and equipment–net	382,286

Other long-term assets
Deposits and other assets	1,257
Restricted cash	8,534
Mortgage notes receivable (Note 4)	15,950
Investment in joint venture (Note 5)	6,196
Deferred loan costs	1,000
Contract advantage, net of accumulated amortization of $19,059	73,475

Total other long-term assets	106,412

Total	$783,571

(Continued)

F32

National Golf Properties LLC and Subsidiaries

Consolidated Balance Sheet

September 30, 2004

(In thousands)

(Unaudited)

Liabilities and Members’ equity

Current liabilities
Notes payable—current portion (Note 6)	$350
Payables to affiliates–net (Note 10)	910
Accounts payable and accrued expenses	3,947
Other liabilities	386
Deferred revenue	9,257
Contract disadvantage	864
Liabilities of assets held for sale–net (Note 3)	721

Total current liabilities	16,435

Notes payable–long-term portion (Note 6)	614,447

Contract disadvantage, net of accumulated amortization of $1,424	4,679

Total liabilities	635,561

Commitments and contingencies (Notes 6 and 7)

Members’ equity	148,010

Total	$783,571

See accompanying notes to consolidated financial statements.	(Concluded)

F33

National Golf Properties LLC and Subsidiaries

Statement of Operations Consolidated
for the Nine Months Ended September 30, 2004

(In thousands)

(Unaudited)

Revenues
Rent from affiliate	$51,241
Rent	541

Total revenues	51,782

Expenses
General and administrative	2,078
Depreciation expense	11,922
Management fee expense	1,028
Operating expenses	169

Total expenses	15,197

Operating income	36,585

Other income (expense)
Equity in income from joint venture	483
Interest income	2,727
Interest expense	(26,823)
Other income	88

Income from continuing operations	13,060

Discontinued operations – income from discontinued operations, including gain on disposal of $8,088	30,785

Net income	$43,845

See accompanying notes to consolidated financial statements.

F34

National Golf Properties LLC and Subsidiaries

Consolidated Statement of Members’ Equity

For the Nine Months Ended September 30, 2004

(In thousands)

(Unaudited)

Balance – December 31, 2003	$126,074

Cash distribution	(21,909)

Net income	43,845

Balance – September 30, 2004	$148,010

See accompanying notes to consolidated financial statements.

F35

National Golf Properties LLC and Subsidiaries

Consolidated Statement of Cash Flows

For the Nine Months Ended September 30, 2004

(In thousands)

(Unaudited)

Cash flows from operating activities:
Net income	$43,845
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	12,488
Amortization of deferred loan costs	1,952
Amortization of contract advantage (disadvantage) – net	12,481
Gain on disposition of discontinued operations	(8,088)
Equity in income of joint venture	(483)
Changes in operating assets and liabilities:
Receivables (payables) from (to) affiliates–net	(43,474)
Decrease in other assets	321
Increase in accounts payable and accrued expenses	391
Increase in other liabilities	636

Net cash provided by operating activities	20,069

Cash flows from investing activities:
Purchase of property and equipment	(6,957)
Proceeds from the sale of property and equipment	28,998
Distribution from investment in joint venture	669

Net cash provided by investing activities	22,710

Cash flows from financing activities:
Principal payments on notes payable	(15,548)
Costs of obtaining financing	(563)
Increase in restricted cash	(2,463)
Distributions paid	(21,909)

Net cash used in financing activities	(40,483)

Increase in cash and cash equivalents	2,296

Cash and cash equivalents – Beginning of period	8,250

Cash and cash equivalents – End of period	$10,546

See accompanying notes to consolidated financial statements.

F36

National Golf Properties LLC and Subsidiaries

Notes to Consolidated Financial Statements

For the Nine Months Ended September 30, 2004

(Unaudited)

1.                                      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization—The consolidated financial statements include the accounts of National Golf Properties LLC (“NGP “), a Delaware limited liability company and its wholly owned subsidiaries (collectively, the “Company”), which include National Golf Operating Partnership, L.P. (the “Operating Partnership”), a Delaware limited partnership, NGP Realty Sub GP, LLC (“Realty GP”), a Delaware limited liability company, NGP Realty Holdings, LLC (“Holdings”), a Delaware limited liability company and NGP Realty Sub, L.P. (“Realty LP”), a Delaware limited partnership. The Company owns golf courses located throughout the United States. At September 30, 2004, the Company leased all but one of its golf courses to American Golf Corporation (“AGC”) pursuant to long-term triple net leases (the “Leases”).

On February 6, 2003, the Company was acquired by an investor group (“Investors”) comprised primarily of Goldman Sachs’ GS Capital Partners 2000, L.P., Goldman Sachs’ Whitehall Street Global Real Estate Limited Partnership 2001 and Starwood Capital Group’s SOF-VI U.S. Holdings, L.L.C. (the “NGP Transaction”).

As a result of the NGP Transaction, assets and liabilities of the Company were recorded at their fair market value as of February 6, 2003.

Principles of Consolidation—All material intercompany transactions and balances have been eliminated in the consolidated financial statements.

Cash Equivalents—The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Restricted Cash—Restricted cash consists of cash held as collateral to provide cash reserves for property taxes and environmental insurance.

Concentration of Credit Risk—The Company’s portfolio of 102 golf course properties consists of one participating mortgage loan, which is collateralized by a mortgage on the golf course property, and ownership interests in 101 golf course properties, including one golf course property owned by Pumpkin Ridge Joint Venture (“Pumpkin Ridge”), in 21 U.S. states and two countries (collectively, the “Golf Courses”).

Concentration of credit risk with respect to the Golf Courses is limited due to the geographic diversification among 21 U.S. states and two countries. The distribution of the golf course properties reflects the Company’s belief that geographic diversification helps insulate the portfolio from regional economic and climatic influences.

Rent revenues from one major lessee, AGC, amounted to approximately 99% of total rent revenues during the nine months ended September 30, 2004.

The Company has cash in financial institutions, which is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $100,000 per institution. At September 30, 2004, the Company had cash accounts in excess of FDIC insured limits.

F37

Deferred Charges—Deferred charges include deferred loan fees.  Such costs are amortized on a straight-line basis over the term of the respective loan.

Property—Properties are stated at cost less accumulated depreciation. Costs incurred for the acquisition, renovation and betterment of the properties are capitalized. Recurring maintenance and repairs are charged to expense as incurred.

Interest costs incurred with respect to qualified expenditures relating to the construction of assets are capitalized during the construction period. The Company did not capitalize any interest during the nine months ended September 30, 2004.  Cash paid for interest, net of capitalized interest costs, was $24.5 million during the nine months ended September 30, 2004.

The Company regularly reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the sum of expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss equal to the difference between the estimated fair value and the carrying amount. The Company did not recognize impairment losses in the net carrying values of property held for use during the nine months ended September 30, 2004.

Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 years
Ground improvements	20 years
Furniture, fixtures & equipment	3 to 10 years

The Leases provide that at the end or termination of the existing Leases, all improvements and fixtures placed on the rental property become the property of the Company.

Property Held for Sale—Properties actively marketed for sale are classified as held for sale. Property held for sale is carried at the lower of cost or estimated fair market value less estimated costs to sell or net realizable value. The net realizable value of rental property held for sale is determined by considering factors such as expected future operating income, trends and prospects, as well as the effects of demand, competition and other economic factors. The Company may recognize an impairment loss if the net realizable value is less than the current carrying value of the property at the time it is classified as held for sale. Such a loss would be determined as the difference between the carrying value, including any allocated goodwill and the net realizable value of the property, with the carrying value of the intangible asset reduced first. Depreciation is not recognized on properties classified as held for sale. During the nine months ended September 30, 2004, the Company did not record any impairment losses on long-lived assets.

Income Taxes—Under current federal and state laws, limited liability companies are generally not subject to income taxes; therefore, no provision has been made for such taxes in the accompanying financial statements. For income tax purposes, profit or loss is includable in the tax returns of the members.

The income or loss of the Company flows through to the members, who are responsible for including their share of the taxable results of operations on their respective tax returns. Certain entities comprising the Company are taxable for state or United Kingdom tax purposes. The effect is not significant to the financial statements.

F38

Other Intangible Assets (Liabilities)—The Company recorded other identifiable intangible assets in conjunction with the NGP Transaction. These identifiable intangibles consist of contract advantages (disadvantages), which are more fully described below. The Company accounts for these assets/liabilities in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142, Goodwill and Other Intangible Assets. The Company tests other intangible assets/liabilities for impairment at the reporting unit level on an annual basis or more frequently if an event occurs or circumstances change that could more likely than not reduce the fair value of a reporting unit below its carrying amount. The impairment test consists of comparing the fair value for a reporting unit with its carrying amount and other intangible assets/liabilities and, if the carrying amount of the reporting unit exceeds its fair value, comparing the implied fair value of other intangible assets/liabilities with its carrying amount. An impairment loss would be recognized for the carrying amount of other intangible assets/liabilities in excess of its implied fair value.

Contract Advantage (Disadvantage)—A contract advantage (disadvantage) exists to the Company when it receives a contracted rent that is above (below) current market rents at the time the contract is acquired. The value of a contract advantage (disadvantage) is calculated based on the differential between market and contracted rent, which is tax effected and discounted to present value based on an after-tax discount rate corresponding to each golf course.

Revenue Recognition—The Company recognizes rental revenue on an accrual basis over the terms of the Leases. In addition, for Leases with fixed increases in rent, the total rent revenue over the lease period is recognized on a straight-line basis.

Accounting for Contingent Rent—The recognition of contingent rental income is deferred until specified targets that trigger the contingent rent are achieved.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments—To meet the reporting requirements of SFAS No. 107, Disclosures about Fair Value of Financial Instruments, the Company calculates the fair value of the financial instruments and includes this additional information in the notes to the consolidated financial statements when the fair value is materially different from the carrying value of those financial instruments. When the fair value reasonably approximates the carrying value, no additional disclosure is made. The Company uses quoted market prices, when available, or discounted cash flows to calculate these fair values.

New Accounting Pronouncements—In February 2003, the Company purchased an interest rate cap for $2.85 million to protect against an increase in the 30-day LIBOR rate on a $650 million variable rate loan the Company also obtained in February 2003. The interest rate cap is for a term of three years and protects the Company on a specific portion of the loan, which decreases over the term of the cap, on any increase in the interest rate above 5% per annum. SFAS 149 requires the Company to record the interest rate cap on the balance sheet at fair value and to record changes in the fair value of the interest rate cap in the statement of operations. Based on the fair value of the interest cap as of September 30, 2004, the Company recorded a decrease in net income of $468,000 during the nine months ended September 30, 2004.

F39

2.                                      PROPERTY SALES

During the nine months ended September 30, 2004, the Company sold Wildhorse Country Club and Spanish Hills Country Club, recognizing gains of approximately $4.2 million and $3.9 million, respectively.  The gross sales price for these two properties was $30.2 million.  The net cash proceeds were approximately $14.2 million after making required principal payments of $15.1 million on the GMAC Loan (see note 6).

3.                                      ASSETS HELD FOR SALE

As of September 30, 2004, 30 properties were classified as held for sale. The Company did not record any impairment losses in the net carrying values of these properties during the nine months ended September 30, 2004. Rental income recognized on the 30 golf course properties held for sale was approximately $22.9 million during the nine months ended September 30, 2004.

The following table summarizes the asset and liability components that comprise discontinued operations at September 30, 2004 (in thousands):

Assets held for sale:
Investment in real estate:
Land	$37,267
Buildings	31,274
Ground improvements	70,091
Furniture, fixtures and equipment	1,915
Construction in process	6,825
Accumulated depreciation	(2,964)

Investments in real estate—net	144,408

Contract advantage, net of accumulated amortization of $9,277	50,284

Deposits and other assets	887

Total assets held for sale	$195,579

Liabilities of assets held for sale:
Contract disadvantage, net of accumulated amortization of $114	$721

The following table summarizes the income and expense components that comprise discontinued operations during the nine months ended September 30, 2004 (in thousands):

Revenues	$23,351
Expenses:
General and administrative	23
Depreciation	631
Total expenses	654

Income from discontinued operations	22,697

Gain on disposition of discontinued operations	8,088

Net income from discontinued operations	$30,785

F40

4.                                      MORTGAGE NOTES RECEIVABLE

At September 30, 2004, the Company held collateralized mortgage notes receivable of approximately $16.3 million. The interest rate for the mortgage notes receivable was 9.9% at September 30, 2004. The mortgage notes require interest-only monthly payments and mature on September 1, 2013. Interest recognized during the nine months ended September 30, 2004 totaled approximately $1.0 million.

5.                                      INVESTMENT IN JOINT VENTURE

On September 8, 1997, the Operating Partnership acquired a 50% general partner interest in Pumpkin Ridge. Pumpkin Ridge owns one golf course property consisting of two 18 hole golf courses in Cornelius, Oregon.  This property is leased to AGC pursuant to a long-term triple net lease. The Company accounts for its investment in Pumpkin Ridge under the equity method of accounting.

6.                                      NOTES PAYABLE

Notes payable consist of the following (in thousands):

Type of Collateral	Interest Rate	Interest Payment	September 30, 2004	Maturity

Collateralized note	5.55%	Monthly	$609,268	2/2006
Uncollateralized note—term note	10.33%	Monthly	5,229	8/2014
Uncollateralized note—term note	5.78%	Monthly	200	Contingent
Uncollateralized note—term note	—	—	100	9/2002

			$614,797

On February 6, 2003, Realty LP entered into a $650 million mortgage loan with GMAC Commercial Mortgage Corporation (the “GMAC Loan”). Such loan is encumbered by certain assets owned by the Company and bears an interest rate that is the greater of 30-day LIBOR or 1.55% plus 400 basis points. The interest rate at September 30, 2004 was 5.55%.  A predetermined principal amount per asset is paid upon the sale of any assets encumbered by the loan.  As of September 30, 2004, approximately $40.7 million in principal payments have been made.

The Company is obligated under a $6.8 million note with the City of Escondido issued in December 1993 that matures in September 2014, the proceeds from which were used to fund construction of a golf course and related facilities.

The Company is also obligated under a $200,000 note with the City of Escondido issued in December of 1993.  The principal amount of the note is payable in five equal installments of $40,000 each upon reaching the “Achievement Date”, which is the date on which the previous 36 month period equals or exceeds 240,000 rounds of golf played on the property.  As of September 30, 2004, 240,000 rounds of golf have not been achieved within an applicable 36 month period.

The note agreements contain, among other things, covenants restricting the sale of property and certain reporting requirements. The Company was compliant with all covenants as of September 30, 2004.

F41

7.                                      COMMITMENTS AND CONTINGENCIES

In addition, the Company leases the land associated with Bear Creek Golf World from a local municipality pursuant to a ground lease. At the termination of the lease in June 2022, all fixed improvements are surrendered to the local municipality. Under the terms of the ground lease, the Company remits a percentage of the green fees and net profits from the sale of food and beverages to the local municipality. During the nine months ended September 30, 2004, ground lease expense was approximately $186,000.

Also, the Company leases the land associated with The Vineyard at Escondido Golf Club pursuant to a long-term ground lease, which expires in 2025. AGC, as the lessee under the Leases, is required to make all ground lease payments. The Company would be required to make the payments if AGC should become unable to make the payments related to the ground lease. Estimated future minimum lease payments total $5.2 million.

The Company has continuing litigation matters and other contingencies incurred in the ordinary course of business and has recorded allowances for the payment of these contingencies when such amounts are probable and can be estimated. Where no allowance has been recorded, the Company does not consider the contingencies material to its consolidated financial position, results of operations or cash flows.

F42

8.                                      PREFERRED UNITS

As of September 30, 2004, the Operating Partnership had issued and outstanding 1.4 million 9.3% Series B Cumulative Redeemable Preferred Units (“Series B Preferred Units”), representing limited partnership interests in the Operating Partnership with a liquidation value of $35 million. The Series B Preferred Units, which may be called by the Operating Partnership at par on or after July 28, 2004, have no stated maturity or mandatory redemption and pay a cumulative, quarterly dividend at an annualized rate of 9.3%.

As of September 30, 2004, the Operating Partnership had issued and outstanding 1.292 million 9.3% Series A Cumulative Redeemable Preferred Units (“Series A Preferred Units”) (collectively, with Series B Preferred Units, “Preferred Units”), representing a limited partnership interest in the Operating Partnership with a liquidation value of $65 million. The Series A Preferred Units, which may be called by the Operating Partnership at par on or after March 4, 2003, have no stated maturity or mandatory redemption and pay a cumulative, quarterly dividend at an annualized rate of 9.3%.

9.                                      LEASE RENTAL AGREEMENTS

Future base rents to be received by the Company under the Leases for the next five years ending December 31 and in total thereafter are as follows (in thousands):

Year Ending December 31

2004	$107,019
2005	107,579
2006	107,632
2007	107,683
2008	107,745
Thereafter	463,611

Total	$1,001,269

The base rent for the first year for each golf course under the Leases is initially set at a fixed amount. Thereafter, generally with respect to the certain golf courses acquired in 1993, minimum rent is increased each year by 4% or, if lower, 150% of the annual percentage increase in the Consumer Price Index (“CPI”) (the “Base Rent Escalation”). For these Leases, generally percentage rent is paid to the Company each year in the amount, if any, by which the sum of 35% of Course Revenue in excess of a baseline amount plus 5% of Other Revenue in excess of a baseline amount exceeds the cumulative Base Rent Escalation since the commencement date of such Leases. “Course Revenue” is generally defined in the Leases to include all revenue received from the operation of the applicable golf course, including revenues from memberships, initiation fees, dues, green fees, guest fees, driving range charges and golf cart rentals, but excluding those revenues described as Other Revenue. “Other Revenue” is generally defined in the Leases to include all revenue received from food and beverage and merchandise sales and other revenue not

F43

directly related to golf activities. AGC has options to extend the term of each lease for one to three five-year terms. Generally, for the Leases entered into subsequent to 1993, the rent is based upon the greater of (a) the minimum base rent or (b) a specified percentage of Course Revenue and Other Revenue. The minimum base rent under these Leases is increased for specified years during the Lease term based upon increases in the CPI, provided that each such annual CPI increase shall not exceed 5% percent. Percentage rent income during the nine months ended September 30, 2004 was approximately $753,000.

For the leases of the certain golf courses acquired in 1999, the base rent generates an initial return on the Operating Partnership’s investment of 8.75% and will step-up on a sequential basis each year to 9.25%, 9.75%, 10.25%, 10.75%, 11.25%, and finally to 11.75% in 2005. Generally accepted accounting principles (“GAAP”) requires, for leases with fixed increases in rent, the total rent revenue over the lease period to be straight-lined. During the nine months ended September 30, 2004, the straight-lining of rent resulted in additional rent revenue of approximately $401,000.

The Company derives substantially all of its lease rental income from AGC. Pursuant to the NGP Transaction, a specified rent equal to 3.5% of gross revenues for substantially all of the golf courses leased to AGC is payable to NGP and is required by the GMAC Loan to be reinvested in the golf courses.

10.                               RELATED PARTY TRANSACTIONS

The Company rents golf and tennis facilities to AGC and related entities in which the Investors have a majority interest. Rent revenue received from AGC was approximately $86.7 million during the nine months ended September 30, 2004.

The Company has a management agreement with AGC in which it receives certain management and administrative services that are required for the ownership and operation of its owned golf courses. The Company recorded approximately $689,000 in management fee expense related to this agreement during the nine months ended September 30, 2004.

The Company has accumulated costs on the balance sheet relating to construction in process at certain golf and tennis facilities supervised by AGC. On a periodic basis, substantially all of these costs are reimbursed to AGC and related entities. In addition to these costs being reimbursed, the Company recorded construction supervision fee expense from AGC for managing the various capital expenditure projects in the amount of approximately $340,000 during the nine months ended September 30, 2004.

Reimbursable construction costs, management fees and construction supervision fees due to AGC amounted to approximately $829,000 at September 30, 2004, and are included in “Payables to affiliates—net” in the consolidated balance sheet.

As of September 30, 2004, AGC owed the Company $30 million in rent, which was incurred prior to the NGP Transaction. The repayment of this liability is conditioned upon certain financial requirements of AGC.  With respect to the nine months ended September 30, 2004, no payment was made or required.  As such, this receivable has been fully reserved as of September 30, 2004.

On September 2, 2003, the Company entered into a promissory note with AGC for certain advances paid by the Company that bears interest at prime plus 1%, or 5.25% at September 30, 2004, and is due on demand. Interest is payable semiannually in arrears each June 30 and December 31 of each year commencing on December 31, 2003. As of September 30, 2004, the

F44

Company had paid 13 advances totaling $71.819 million, on which there was accrued and unpaid interest of approximately $2.267 million resulting in a principal balance of $74.086 million and is included in “Note receivable from affiliate” in the consolidated balance sheet.

11.                               STOCK OPTIONS

During 2003, the Company adopted stock option agreements (the “Agreements”), which grant an executive the right and option to purchase common interest of the Company.  The Company has a fixed price option and two variable options (20% and 30% IRR).

The fixed price option grants the officer the option to purchase all or any part of a 4% percentage interest in the Company.  The variable options grants the officer the option to purchase a 2% percentage interest in the Company and are contingent upon the Company meeting a certain IRR, as defined in the stock option agreements. The purchase price to acquire a 1% interest upon exercise of the stock option agreement shall be adjusted from time to time for items stated in the stock option agreement.

The terms of the stock option agreements are established by the Board of Representatives.  Under the terms of the stock option agreements, the options become exercisable ratably over a vesting period (as defined in the stock option agreements) and shall not be exercisable until such time as each principal investor (as defined in the stock option agreements) has received an IRR (as defined in the stock option agreements) of 12% (“performance condition”).  The stock option agreements shall be exercisable to the extent and in the manner described above for a period of 10 years from the date of grant.

As of September 30, 2004, the Company has recorded no compensation expense, as the exercisability of the stock option agreements is contingent upon a performance condition that has not occurred.

12.                               SUBSEQUENT EVENTS

On November 4, 2004, Gramercy Capital Corp. invested approximately $48.7 million in a subordinate interest in the GMAC Loan held by Realty LP.  Of the $783.6 million in total assets included in the consolidated balance sheet of the Company as of September 30, 2004, approximately $547.5 million of these assets act as collateral for the loan.

On November 16, 2004, the Company sold a golf course in Albuquerque, New Mexico, recognizing a gain of approximately $460,000, and as a result of the sale, made a $2.7 million principal payment on the GMAC Loan.

On November 30, 2004, the Company sold a golf course in Parker, Colorado, recognizing a gain of approximately $3.1 million, and as a result of the sale, made a $6.1 million principal payment on the GMAC Loan.

On December 15, 2004, the Company sold a golf course in Olympia, Washington, recognizing a loss of approximately $26,000, and as a result of the sale, made a $2.6 million principal payment on the GMAC Loan.

On December 23, 2004, the Company sold seven golf courses in the United Kingdom, recognizing a gain of approximately $4.0 million, and as a result of the sale, made a $57.6 million principal payment on the GMAC Loan.

On January 13, 2005, the Company sold a golf course in Surprise, AZ, and as a result of the sale, made a $2.3 million principal payment on the GMAC Loan.  The Company does not expect to recognize a gain the sale of this property.

******

F45